S&T Bancorp Inc.

STBA
Nasdaq Listed

Profile:

S&T Bancorp, Inc. is a $6.7 billion financial holding company headquartered in Indiana, PA, located about 55 miles northeast of Pittsburgh, PA.

Founded in 1902 with a single location in Indiana, PA, S&T Bancorp, Inc. has grown to 64 offices that provide a full range of financial services to individuals and businesses in 17 counties in Pennsylvania and northeast Ohio. Additionally, S&T has loan production offices in central Ohio and western New York.

Investment Thesis:

- Above peer performance
- Strategic and effective mergers and expansion
- Demonstrated expense discipline and efficiency
- Organic growth
- Sound asset quality
- Stable regional economy with long term oil and gas benefit

Recent Mergers and Expansions:

December 21, 2015
S&T Bank branch opens in **Akron, Ohio.**

March 23, 2015
S&T Bank loan production office opens to service **western New York.**

March 4, 2015
S&T Bancorp merges with **Integrity Bancshares** in southcentral PA, adding 8 offices in 4 counties, $789 million in loans, and $722 million in deposits.

June 18, 2014
S&T Bank branch opens in **State College, PA.**

January 21, 2014
S&T Bank loan production office opens to service **central Ohio.**

Key Statistics:

(Data as of 9.30.16)

Total Assets (in $ millions)	$6,718	Stock Price	$28.99
Common BV/Share	$24.02	Market Cap (in $ millions)	$1,012
Tangible BV/Share	$15.57	Dividend Yield (annualized)	2.62%
		Price/Earnings (LTM)	14.2


64 offices in 17 counties in Pennsylvania & Ohio
2 Loan Production Offices in Ohio and New York
Rochester
Akron
Columbus
Pittsburgh
State College
Harrisburg
S&T Bank
Loan Production Offices

Total Annualized Shareholder Return

Includes reinvested dividends
(Data as of 9.30.16)

	1 YR	3 YR	5 YR	10 YR
STBA	-8.55%	9.01%	15.64%	2.05%
NASDAQ Bank	10.67%	11.12%	19.18%	1.48%
KRX-Dow Jones KBW Regional Bank	9.30%	10.07%	19.88%	1.33%
S&P 500	15.37%	11.13%	16.33%	7.22%

Source: Bloomberg

EQUAL HOUSING LENDER MEMBER FDIC

S&T Bancorp Inc.

STBA
Nasdaq Listed

Senior Management:

Todd D. Brice
President and Chief Executive Officer

Mark Kochvar
Senior Executive Vice President,
Chief Financial Officer

David G. Antolik
Senior Executive Vice President,
Chief Lending Officer

David P. Ruddock
Senior Executive Vice President,
Chief Operating Officer

Rebecca A. Stapleton
Senior Executive Vice President,
Chief Banking Officer

Investor Relations Contact:

Mark Kochvar
S&T Bancorp, Inc.
800 Philadelphia Street
Indiana, PA 15701
724.465.4826
mark.kochvar@stbank.net

For more information visit stbancorp.com or stbank.com.

Common stock traded on the NASDAQ under the symbol *STBA*

Analyst Coverage:

The following analysts published research about S&T Bancorp, Inc. in 2016.

Boenning & Scattergood
Matthew Schultheis • 610.832.5290
mschultheis@boenninginc.com

Keefe, Bruyette & Woods
Collyn Gilbert • 973.549.4092
collyn.gilbert@kbw.com

Piper Jaffray
Matthew Breese • 207.233.4399
matthew.m.breese@pjc.com

Raymond James
Daniel Cardenas • 312.655.2986
daniel.cardenas@raymondjames.com

Financial Highlights:

	2016 Q3	2016 Q2	2016 Q1	2015 Full Year	2014 Full Year	2013 Full Year
Net Income (in $ thousands)	$20,581	$17,059	$16,093	$67,081	$57,910	$50,539
Diluted Earnings per Share	$0.59	$0.49	$0.46	$1.98	$1.95	$1.70
Dividends Declared per Share	$0.19	$0.19	$0.19	$0.73	$0.68	$0.61
Total Assets (in $ millions)	$6,718	$6,674	$6,479	$6,318	$4,965	$4,533
Total Loans (in $ millions)	$5,430	$5,400	$5,188	$5,063	$3,872	$3,568
Total Deposits (in $ millions)	$5,145	$5,120	$5,018	$4,877	$3,909	$3,672
Return on Average Assets*	1.23%	1.05%	1.01%	1.13%	1.22%	1.12%
Return on Average Equity*	9.85%	8.37%	8.06%	8.94%	9.71%	9.21%
Return on Tangible Equity*	15.46%	13.30%	13.00%	14.39%	14.02%	13.94%
Net Interest Margin (FTE)*	3.46%	3.44%	3.53%	3.56%	3.50%	3.50%
Nonperforming Assets/ Loans + OREO	0.76%	0.80%	1.00%	0.71%	0.33%	0.64%
Allowance for Loan Losses/ Total Loans	0.99%	0.97%	0.97%	0.96%	1.24%	1.30%
Net Loan Charge-offs/ Average Loans*	0.07%	0.23%	0.22%	0.22%	0.00%	0.25%
Risk-based Capital - Total	11.87%	11.52%	11.57%	11.60%	14.27%	14.36%
Tangible Common Equity/ Tangible Assets	8.46%	8.30%	8.33%	8.24%	9.00%	9.03%

*Annualized for quarterly data

Our Reputation Speaks for Itself...

- Named to the prestigious **Sandler O'Neill Sm-All Stars Class of 2013, 2014, & 2015.**
- **Superior Customer Service**
  Consistently ranked high in customer satisfaction.
- **American Heart Association**
  S&T recognized as a Gold Level Fit-Friendly Worksite in 2015.

S&T Bank
One customer at a time.

This document may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from the results discussed in these statements. These risks are detailed in the company's latest form 10-Q and 10-K filed with the Securities and Exchange Commission.

This document also contains or references, certain non-GAAP financial measures, such as net interest margin (FTE). Although S&T believes that these measures enhance investors' understanding of S&T's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP, and should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports on Forms 10-Q for S&T Bancorp, Inc. and subsidiaries.